Exhibit 10.6

JOINDER TO THE REGISTRATION RIGHTS AGREEMENT

THIS JOINDER to the Registration Rights Agreement, dated as of December 20, 2004, (the “Agreement”), by and among (i) Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited-liability company (“RBG”), and B & B B, Inc., a Nevada corporation (“B&BB”, and collectively with Virgin River and RBG, the “Issuers”), (ii) Casablanca Resorts, LLC, a Nevada limited-liability company, Oasis Interval Ownership LLC, a Nevada limited-liability company, Oasis Recreational Properties, Inc., a Nevada corporation, and Oasis Interval Management LLC, a Nevada limited-liability company (the “Guarantors”), and (v) Jefferies & Company, Inc. (the “Initial Purchaser”) (this “Joinder”) is made and entered into as of December 31, 2006 by Black Gaming, LLC, a Nevada limited-liability company, the parent holding company of the Issuers (the “Guaranteeing Parent”) and R. Black, Inc., a Nevada corporation, a subsidiary of the Issuers (the “Guaranteeing Subsidiary”) for the benefit of the holders of the Notes.  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, the Guaranteeing Parent and Guaranteeing Subsidiary have agreed to guarantee certain notes issued by the Issuers (the “Notes”) and pursuant to the indentures for the Notes, guarantors are required to become a party to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.            AGREEMENT TO BE BOUND BY TERMS OF AGREEMENT.  Guaranteeing Parent and Guaranteeing Subsidiary hereby agree that upon execution of this Joinder, each shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Guarantor for all purposes thereof.

2.            SUCCESSORS AND ASSIGNS.  Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Initial Purchaser on behalf of the holders of the Notes and its successors and assigns and the Guaranteeing Parent and the Guaranteeing Subsidiary and the respective successors and assigns of each of them, in accordance with the terms and conditions of the Agreement.

3.            COUNTERPARTS.  This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

[signature page follows]

Guaranteeing Parent:

Black Gaming, LLC

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Manager

Guaranteeing Subsidiary:

R. Black, Inc.

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: President